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                                                                   EXHIBIT 5.1.1


                     [Letterhead of Vinson & Elkins L.L.P.]



                                  May 23, 2001


Chesapeake Energy Corporation
6100 North Western Avenue
Oklahoma City, Oklahoma 73118

Ladies and Gentlemen:

         We have acted as counsel for Chesapeake Energy Corporation, an Oklahoma corporation (the "Company") and certain of its subsidiaries with respect to with the preparation of the Registration Statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") in connection with the registration by the Company under the Securities Act of 1933, as amended (the "Securities Act") of (i) the offer and exchange by the Company (the "Exchange Offer") of $800,000,000 aggregate principal amount of its 8.125% Senior Notes due 2011 (the "Initial Notes"), for a new series of notes bearing substantially identical terms and in like principal amount (the "Exchange Notes") and (ii) the guarantees (the "Guarantees") of certain subsidiaries of the Company listed in the Registration Statement as guarantors Initial Notes and the Exchange Notes. The Initial Notes and the Exchange Notes are collectively referred to herein as the "Notes". The Initial Notes are issued, and the Exchange Notes will be issued, under an Indenture dated as of April 6, 2001 among the Company, certain subsidiary guarantors and United States Trust Company of New York, as Trustee as supplemented by that certain Supplemental Indenture dated May 14, 2001 (the "Indenture"). The Exchange Offer will be conducted on such terms and conditions as are set forth in the Prospectus contained in the Registration Statement to which this opinion is an exhibit.

         We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Restated Certificate of Incorporation, as amended, and Bylaws of the Company and such documents or similar organizational documents of each of the subsidiaries of the Company who have issued Guarantees,
(ii) the Indenture and (iii) such other certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed.

         In connection with this opinion, we have assumed that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and the Exchange Notes will be issued and sold in compliance with applicable federal and state securities laws and in the manner described in the Registration Statement.

         Based on the foregoing, we are of the opinion that when the Exchange Notes have been duly executed, authenticated, issued and delivered in accordance with the provisions of
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the Indenture, (i) such Exchange Notes will be validly issued and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, and (ii) the Guarantees of each of the subsidiaries of the Company that have issued Guarantees remain valid and binding obligations of such subsidiaries, enforceable against the Company and each such subsidiary guarantor in accordance with their respective terms, except in each case as such enforcement is subject to any applicable bankruptcy, insolvency, reorganization or other law relating to or affecting creditors' rights generally and general principles of equity.

         We are further of the opinion that the statements contained in the prospectus constituting a part of the Registration Statement under the caption "FEDERAL INCOME TAX CONSIDERATIONS," as qualified therein, constitute an accurate description, in general terms of the indicated United States federal income tax consequences to a U.S. holder of the purchase, ownership and disposition of the Exchange Notes.

         We are members of the bar of the State of Texas. We have relied as to matters of Oklahoma law on the opinion of Commercial Law Group, P.C., which opinion is also filed as an exhibit to the Registration Statement. The opinions expressed herein are limited exclusively to the federal laws of the United States of America, the laws of the State of New York and, in reliance on the opinion of Commercial Law Group, P.C., the laws of the State of Oklahoma, and we are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign. We also authorize Commercial Law Group, P.C. to rely on this opinion for the purpose of rendering its opinion, which will also be filed as an exhibit to the Registration Statement.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder.


                                               Very truly yours,

                                               /s/ VINSON & ELKINS L.L.P.
                                                   ---------------------------
                                                   Vinson & Elkins L.L.P.